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                                                                   EXHIBIT 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements listed below, of our report dated February 15, 2001,except for the thirteenth and last paragraphs of Note 16, as to which the dates are March 2, 2001 and February 27, 2001, respectively, and Note 21, as to which the date is March 2, 2001 with respect to the consolidated financial statements and schedule of Intermedia Communications Inc. and Subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 2000.

     o (Form S-8 no. 33-64752 and Form S-8 no. 33-97720) pertaining to the Intermedia Communications of Florida, Inc. 1992 Stock Option Plan

     o (Form S-8 no. 333-03955) pertaining to the Intermedia Communications of Florida, Inc. Long Term Incentive Plan

     o (Form S-8 no. 333-39312) pertaining to the Intermedia Communications Inc. Long Term Incentive Plan

     o (Form S-8 no. 333-34506) pertaining to the Intermedia Communications Inc. 401(k) Plan

     o (Form S-8 no. 333-32155) pertaining to the Intermedia Communications Inc. 1997 Equity Participation Plan and Stock Option Plan for the Benefit of Employees of DIGEX, Inc.

     o (Form S-3 no. 33-99940) pertaining to the registration of warrants issued in connection with the 13.5% Senior Notes Due 2005 and common stock issuable upon exercise of such warrants

     o (Form S-3 no. 333-33415) pertaining to the registration of Depositary Shares each representing a one-hundredth interest in a share of 7% Series D Junior Convertible Preferred Stock, 7% Series D Junior Convertible Preferred Stock and Common Stock issuable as dividends on the 7% Series D Junior Convertible Preferred Stock and Common Stock issuable upon conversion of the Depositary Shares and 7% Series D Junior Convertible Preferred Stock

     o (Form S-3 no. 333-42999) pertaining to the issuance of Depositary Shares each representing a one-hundredth interest in a share of 7% Series E Junior Convertible Preferred Stock, 7% Series E Junior Convertible Preferred Stock and Common Stock issuable as dividends on the 7% Series E Junior Convertible Preferred Stock and Common Stock issuable upon conversion of the Depositary Shares and 7% Series E Junior Convertible Preferred Stock

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     o   (Form S-3 no. 333-45019) pertaining to registration of $500,000,000 of
         Debt Securities, Preferred Stock, Depositary Shares and Common Stock

     o (Form S-3 no. 333-46369) pertaining to the issuance of common stock in connection with the acquisition of the Long Distance Savers Group of companies

     o (Form S-3 no. 333-49575) pertaining to the issuance of common stock in connection with the acquisition of National Telecommunications of Florida, Inc. and NTC, Inc.

     o (Form S-4 no. 333-76363) pertaining to the registration of the Company's 9.5% Series B Senior Notes due 2009 and 12.25% Series B Senior Subordinated Notes due 2009

     o (Form S-3 no. 333-62931) pertaining to the issuance of Depositary Shares each representing a one-hundredth interest in a share of 7% Series F Junior Convertible Preferred Stock, 7% Series F Junior Convertible Preferred Stock, Common Stock issuable as dividends or liquidated damages on the 7% Series F Junior Convertible Preferred Stock, Common Stock, and Common Stock issuable upon conversion of the Depositary Shares and 7% Series F Junior Convertible Preferred Stock.



                                          /s/ Ernst & Young LLP


Tampa, Florida
April 2, 2001


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